EXHIBIT 10.10
UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of: T Bank, National Association Dallas, TX	) ) )	AA-EC-09-104

CONSENT ORDER FOR A CIVIL MONEY PENALTY

The Comptroller of the Currency of the United States of America (“Comptroller”), through his National Bank Examiner, has examined the affairs of T Bank, National Association, Dallas, Texas (“Bank”).

The Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a “Stipulation and Consent to the Issuance of a Consent Order for a Civil Money Penalty,” dated April 15, 2010, that is accepted by the Comptroller.  By this Stipulation and Consent, which is incorporated by reference, the Bank has consented to the issuance of this Consent Order for a Civil Money Penalty (“Order”) by the Comptroller.

The Bank, by and through its Board, has also executed an Agreement by and between the Bank and the Comptroller, dated April 15, 2010.

Article I

COMPTROLLER’S FINDINGS

The Comptroller finds, and the Bank neither admits nor denies, without any adjudication on the merits, the following:

(1)          The Bank maintained account relationships for Giact Systems, Inc. (“Giact”), a third-party payment processor for certain telemarketers and internet merchants that also had account relationships at the Bank (collectively, “the merchants”).

(2)          As part of its business activities, Giact collected consumer bank account information from the merchants and used it to create remotely created checks (“RCCs”), demand drafts, or other similar instruments that were deposited into the merchants’ accounts at the Bank.

(3)          A substantial number of the RCCs, demand drafts, or other similar instruments created by Giact and deposited at the Bank on behalf of the merchants were returned to the Bank, by or on behalf of consumers, for a number of reasons, including that consumers had not authorized the funds to be taken from their accounts.

(4)         In connection with its handling of the account activities of Giact and the merchants, the Bank engaged in unfair practices in violation of Section 5 of the Federal Trade Commission Act, 15 U.S.C. Section 45(a)(1), and unsafe or unsound practices, including:

(a)	inadequate due diligence prior to opening the accounts;

(b)	inadequate monitoring of the rates of return on the RCCs, demand drafts, and other similar instruments deposited into the accounts; and

(c)	inadequate policies, procedures, systems, and controls relating to the Bank’s relationship with the merchants.

(5)         The Bank’s handling of the account activities of Giact and the merchants resulted in financial gain to the Bank in the form of fee income from the payment processor and the merchants on returned items.

Article II

ORDER FOR A CIVIL MONEY PENALTY

(1)          Without admitting or denying any wrongdoing, the Bank hereby consents to the payment of a civil money penalty in the amount of one hundred thousand dollars ($100,000), which shall be paid upon execution of this Order.

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(a)
If a check is the selected method of payment, the check shall be made payable to the Treasurer of the United States and shall be delivered to: Comptroller of the Currency, P.O. Box 979012, St. Louis, Missouri 63197-9000.

(b)	If a wire transfer is the selected method of payment, it must be sent to the Comptroller’s account #2071-0001, ABA Routing # 021030004.

(c)
A photocopy of the payment document or confirmation of the wire transfer shall be sent immediately, by overnight delivery, to the Director of Enforcement and Compliance, Office of the Comptroller of the Currency, 250 E Street SW, Washington, DC 20219.

(2)          This Order shall be enforceable to the same extent and in the same manner as an effective and outstanding order that has been issued and has become final pursuant to 12 U.S.C. §§ 1818(h) and (i) (as amended).

Article III

CLOSING

(1)          It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Order shall in any way inhibit, estop, bar or otherwise prevent the Comptroller from so doing.

(2)          This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. § 1818(i)(2), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.

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(3)          The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IT IS SO ORDERED, this 15th day of April 2010

/s/ Gil Barker	April 15, 2010
Gil Barker Deputy Comptroller Southern District

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UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of: T Bank, National Association Dallas, TX	) ) )	AA-EC-09-104

STIPULATION AND CONSENT TO THE ISSUANCE
OF A CONSENT ORDER FOR A CIVIL MONEY PENALTY

The Comptroller of the Currency of the United States of America (“Comptroller”) intends to initiate a civil money penalty proceeding against T Bank, National Association, Dallas, Texas (“Bank”) pursuant to 12 U.S.C. § 1818(i) for unsafe or unsound banking practices and violations of law relating to the Bank’s relationships with telemarketers and internet merchants (collectively, “the merchants”), and Giact Systems, Inc., a third party payment processor for the merchants.

The Bank, in the interest of compliance and cooperation, consents to the issuance of a Consent Order for a Civil Money Penalty, dated April 15, 2010 (“Order”);

In consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:

Article I

JURISDICTION

(1)         The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

(2)         The Comptroller is “the appropriate Federal banking agency” regarding the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(i).

(3)         The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(i).

Article II

AGREEMENT

(1)         The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.

(2)         The Bank further agrees that said Order shall be deemed an “order issued with the consent of the depository institution” as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i).  Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law.  The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.

(3)         The Bank also expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.

Article III

WAIVERS

(1)         The Bank, by signing this Stipulation and Consent, hereby waives:

(a)	the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);

(b)	all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818(i), 12 C.F.R. Part 19

(c)	all rights to seek any type of administrative or judicial review of the Order;

(d)	any and all rights to challenge or contest the validity of the Order; and

(e)
any and all claims for fees, costs or expenses against the Comptroller, or any of its agents or employees, related in any way to this enforcement matter or this Order, whether arising under common law or under the terms of any statute, including, but not limited to, the Equal Access to Justice Act, 5 U.S.C. § 504 and 28  U.S.C. § 2412.

Article IV

OTHER ACTION

(1)         The Bank agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, it deems it appropriate to do so to fulfill the responsibilities placed upon it by the several laws of the United States of America.

(2)         The Bank understands that nothing herein shall preclude any proceedings brought by the Comptroller to enforce the terms of this Order, and that nothing herein constitutes, nor shall the Bank contend that it constitutes, a waiver of any right, power, or authority of any other representatives of the United States or agencies thereof, including the Department of Justice, to bring other actions deemed appropriate.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set her hand on behalf of the Comptroller.

/s/ Gil Barker	April 15, 2010
Gil Barker Deputy Comptroller Southern District	Date

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Patrick Adams	April 15, 2010
Patrick Adams	Date

/s/ Stanley E. Allred	April 15, 2010
Stanley E. Allred	Date

/s/ Dan R. Basso	April 15, 2010
Dan R. Basso	Date

/s/ Frankie Basso	April 15, 2010
Frankie Basso	Date

/s/ David W. Carstens	April 15, 2010
David W. Carstens	Date

/s/ Ron Denheyer	April 15, 2010
Ron Denheyer	Date

/s/ Patrick Howard	April 15, 2010
Patrick Howard	Date

/s/ Steven Jones	April 15, 2010
Steven Jones	Date

/s/ Eric Langford	April 15, 2010
Eric Langford	Date

/s/ Steven M. Lugar	April 15, 2010
Steven M. Lugar	Date

/s/ Charles M. Mapes III	April 15, 2010
Charles M. Mapes III	Date

/s/ Thomas McDougal	April 15, 2010
Thomas McDougal	Date

/s/ Cyvia Noble	April 15, 2010
Cyvia Noble	Date

/s/ Anthony V. Pusateri	April 15, 2010
Anthony V. Pusateri	Date

/s/ Gordon R. Youngblood	April 15, 2010
Gordon R. Youngblood	Date